INVESTOR PRESENTATION December 2024 Gateway at Pinellas Pinellas Park, FL

1 Table of Contents Overview 2 Recent Operating Trends, Metrics, and Business Updates 3 – 6 Company History and Performance 7 – 9 Current Priorities / Business Plan 10 – 21 Differentiated Portfolio in Attractive Markets 22 – 27 Path to Long-Term Growth 28 Appendix ESG Initiatives 30 Market Statistics 31 Value Add Summary 32 Demographic Profile 33 Market Profiles 34 – 48 End Notes 49 – 50 Definitions and Non-GAAP Financial Measure Reconciliations 51 – 53 Forward-Looking Statement 54

2 IRT Overview OWN AND OPERATE Sunbelt Exposure 74% of NOI 110 Communities 32,670 Units 95.4% 3Q24 Avg Occupancy +90 basis points vs 3Q23 PORTFOLIO SUMMARY (1) SAME STORE HIGHLIGHTS Q3 2024 (2) • Revenue growth: 2.5% Y-o-Y • Resident retention: 57.0%, +470bps Y-o-Y and +160bps Q-o-Q • Avg rental rate: +1.2% to $1,566 • NOI growth: 2.2% Y-o-Y UPSIDE FROM VALUE ADD • Projects to date have generated a 18.9% unlevered return on interior costs and an avg rental increase of 20.2% (3) • ~14,000 units available for value add renovation $6.2B In gross assets FL GAALTX CO OK IN OH KY TN SC NC 2024 GUIDANCE (4) • Same Store NOI growth of 3.2% at the midpoint of our guided range • Core FFO per share of $1.16 at the midpoint of our guided range All notations throughout this presentation appear as “End Notes” on pages 49-50. IRT’s Operating Communities Communities Under Development

3 Recent News and Operating Update Occupancy and Retention (1) Effective Same Store Rental Rate Trade Outs (1)(2) FY24 Same Store NOI growth and CFFO per share Acquisitions & Dispositions • Same store occupancy remained steady as leasing season concluded. 3Q 2024 average occupancy was 95.4% and has since climbed further to 95.6% during Q4 QTD 2024. • Our focus on resident renewal and retention during 2024 continues to support occupancy with 3Q 2024 retention of 57.0%, up from 55.8% in 2Q 2024. • Blended rental rate trade outs in 4Q QTD 2024 were 0.4% for like-term leases and -0.4% for all leases. • Renewal trade outs in 4Q QTD 2024 grew 5.3% for like- term leases and 5.4% for all leases. • New lease trade outs in 4Q QTD 2024 were -4.1% for like- term leases and -5.2% for all leases. • At the midpoint of our guided ranges, we expect FY 2024 same store NOI growth of 3.2% and CFFO per share of $1.16, up 1 cent per share from our previous guidance. • Closed two acquisitions during Q4 – one in Charlotte, NC and one in Orlando, FL – totaling 620 units. The combined purchase price was $157.8 million with a year-1 economic cap rate of 5.7%. • Identified one asset in Birmingham, AL as held for sale with an expected closing date during Q1 2025.(3) Investment Grade Credit Rating from S&P Global Ratings In October, IRT received a ‘BBB’ investment grade credit rating from S&P Global Ratings, making this our second investment grade rating since receiving one from Fitch Ratings in early March. Both of these ratings mark a significant milestone for IRT and reflect our efforts to reset our leverage profile and drive profitable growth.

4 0.2% 1.2% 1.8% 0.8% 0.4% -6% -4% -2% 0% 2% 4% 6% Q4 23 Q1 24 Q2 24 Q3 24 Q4 QTD 24 -4.2% -2.4% -1.0% -3.6% -4.1% -6% -4% -2% 0% 2% 4% 6% Q4 23 Q1 24 Q2 24 Q3 24 Q4 QTD 24 Strong Performance Across Key Operating Metrics Same Store Excluding Value Add Note: As of November 30, 2024, same-store portfolio occupancy was 95.6%, same-store portfolio excluding ongoing value add occupancy was 95.8% and value add occupancy was 95.0%. All notations throughout this presentation appear as “End Notes” on pages 49-50. Same Store Total (1)Same Store Value Add O cc u p an cy Sa m e St o re T o ta l Le as e o ve r Le as e R en t G ro w th (2) New Leases Renewals Blended (3) 94.9% 94.8% 95.8% 95.9% 95.8% Q4 23 Q1 24 Q2 24 Q3 24 Q4 QTD 24 93.5% 93.5% 94.2% 94.3% 94.8% Q4 23 Q1 24 Q2 24 Q3 24 Q4 QTD 24 94.5% 94.4% 95.4% 95.4% 95.6% Q4 23 Q1 24 Q2 24 Q3 24 Q4 QTD 24 4.9% 4.4% 3.5% 3.8% 5.3% -6% -4% -2% 0% 2% 4% 6% Q4 23 Q1 24 Q2 24 Q3 24 Q4 QTD 24

5 Unsecured Debt Private Placement (August 2024) 7 Year 10 Year Amount $75mm $75mm Coupon (Fixed Rate) 5.32% 5.53% Expected Funding Date October 2024 October 2024 Maturity Date October 2031 October 2034 Ranking Pari Passu with other unsecured debt Use of Net Proceeds Repayment of property level secured mortgage debt – ~$131mm Repayment of amounts outstanding under revolving credit facility – ~$19mm 3Q24 Actual 3Q24 Pro Forma Unencumbered Assets / Total Gross Assets 56% 62% Offering Summary During 3Q 2024, we priced $150mm of senior unsecured notes with an institutional investor and intend to use the net proceeds primarily to repay secured indebtedness, thereby addressing all of our 2025 debt maturities and increasing our unencumbered asset pool

6 Forward Common Equity Issuance (August - September 2024) Shares Offered 13.0mm common shares (11.5mm shares sold via follow-on marketed offering and 1.5mm shares via ATM program) Weighted Average Public Offering Price $19.75 / share Net Offering Proceeds $246mm Use of Proceeds To fund potential acquisitions and other investment opportunities, and/or for general corporate purposes Offering Structure 100% of shares sold pursuant to a forward sale agreement Common Equity Issuance During 3Q 2024, we opportunistically raised ~$250mm of attractively priced common equity to position us to capture accretive investment opportunities

7 Trade Street Acquisition Steadfast Acquisition Company History To ta l N u m b e r o f O p er at in g U n it s (2) Aug. 2013 Completes IPO; begins trading on the NYSE Sep. 2015 Acquires Trade Street Residential (NASDAQ: TSRE) for $264 mm Dec. 2016 Completes internalization of management (1) Apr. 2018 Commences first phase of value-add renovations initiative Dec. 2021 Acquires Steadfast Apartment REIT (“STAR”) for $2.6bn Mar. 2024 Obtains BBB rating from Fitch Ratings Acquired 19 properties 4,989 units Acquired 68 properties 21,394 units (3) 2,790 8,819 13,724 12,982 14,017 15,880 15,554 15,667 35,498 35,526 34,431 32,670 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Apr. 2024 Completes Portfolio Optimization Strategy Oct. 2024 Obtains BBB rating from S&P Global Ratings

8 Source: Company reports; coastal peer group includes AVB, EQR, ESS, and UDR; non-gateway peer group includes CPT, CSR, MAA, and NXRT. Same store NOI growth and CFFO per share metrics are based on the definitions used by the peer group companies and may not be comparable. IRT is Delivering Industry Leading Operating Performance Relative to peers in non-gateway and coastal markets, IRT outpaced industry growth over the past few years and momentum is expected to continue due to our attractive location in sunbelt markets, as well as our investments in value add renovations and new development initiatives Same Store NOI Growth CFFO per Share Growth IRT Non-Gateway Coastal Peer Group 85 90 95 100 105 110 115 120 125 130 135 140 145 150 2019 2020 2021 2022 2023 2024 Mid- Point IRT Non-Gateway Coastal Peer Group +42% Since 2019 IRT Non-Gateway Coastal Peer Group 80 85 90 95 100 105 110 115 120 125 130 135 140 145 150 155 2019 2020 2021 2022 2023 2024 Mid- Point IRT Non-Gateway Coastal Peer Group +53% Since 2019

9 Source: Bloomberg Market data as of November 29, 2024. Note: Represents compound total return, with dividends reinvested. Track Record of Value Creation 1-Year 3-Year Since IPO5-Year (1) (1) IRT has a proven track record of outperforming its peers 30% 7% 32% 30% -6% 21% 67% -4% 76% RMS Multifamily Index IRT 140% 201% 402%

10 Continue value add renovations at ~2,500 annually Current Priorities / Business Plan 1 Complete on-balance sheet and joint venture developments 2 Acquisitions & Dispositions to position the portfolio for long-term growth 3 Use free cash flow to further delever the balance sheet to ~5.0x 4 Drive on-site efficiencies through the use of technology 5 Millenia Orlando, FL Avalon Oaks Columbus, OH

11 In-Place Program Future Pipeline Total Units to Renovate 13,281 9,381 22,662 Units Renovated-to-Date (9,047) - (9,047) Remaining Units to Renovate 4,234 9,381 13,615 Remaining Renovation Costs (3) $76 - $80 $169 - $178 $245 - $259 Incremental NOI (4) $13- $14 $29 - $30 $41 - $44 Incremental Value Creation (5) $158 - $167 $350 - $369 $508 - $536 Value Add Program: Improving Our Growth Profile Sizeable ~14,000 unit value add pipeline providing up to ~$540 million of incremental shareholder value Value Add Pipeline (2) ($ in millions) All notations throughout this presentation appear as “End Notes” on pages 49-50. IRT’s historical projects have generated an 16.9% return on investment across approximately 9,047 units, resulting in around $308 million of incremental value creation (1) 1

12 Value-Add Case Study: Avalon Oaks – Project Overview Before After Columbus, OH community acquired for $23.0mm in February 2018 ▪ Middle market community with 235 units that at the time of acquisition helped to increase our scale in the Columbus market ▪ Attractive Columbus submarket insulated from the new Class A construction ▪ Opportunity to reposition the community through value-add renovation – 97% occupied at acquisition – In-place asking rents approximately 7% below submarket competitive set – Strong demand for upgraded community – Potential for operating cost savings Added to our value-add program in February 2020 Upgrades include: ▪ Stainless steel appliances ▪ Painted cabinet boxes with new doors and resurfaced countertops ▪ Washers and dryers in each unit ▪ Clubhouse redesign with addition of business center ▪ New layout for fitness center and upgraded playground ▪ Laundry room conversion to pet spa As of September 2024, we have invested $6.8mm in the property including approximately $3.3mm through our value-add program and renovations are 93% complete 1

1 Value-Add Case Study: Avalon Oaks – The Economics



$19.9
$6.8
$49.7
$23.0
Purchase Price
Invested Capital
Value Created
Total Value

Note: Dollars in millions except average monthly rental rate.
(1) Assumes exit economic cap rate of 5.25%

	At Acquisition (2/27/2018)	9/30/2024	Change
Revenue (TTM)	$2.6mm	$4.1mm	+55%
NOI (TTM)	$1.4mm	$2.7mm	+97%
NOI Margin	52.6%	66.5%	+1,400 bps
Average Effective Monthly Rent	$868	$1,428	+65%

Achieved outsized value creation

- Post renovation community is valued at $49.7mm[1], representing an **increase of 116%** from acquisition
- Incremental value creation of $19.9mm, after renovation investment. On an equivalent cap rate basis, incremental value creation represents an **86% increase** from acquisition.
- Enhanced resident profile, resulting in a **65% average effective monthly rental rate increase** as of September 2024
- Generated **unlevered ROI of 30%** on total renovation costs

13
INDEPENDENCE REALTY TRUST

14 Value-Add Case Study: Rocky Creek – Project Overview Before After Acquired in July 2019 for $48.0mm this was our 3rd community in Tampa, FL market ▪ Located in West Tampa, this property was built in 1999 and has 264 units ▪ Convenient access to major employment centers including Westshore area to the south, Carillon Office Park in St. Petersburg and downtown Tampa ▪ Value-add opportunity allows for the community to notably increase – 96% occupied prior to renovations – Proven demand for upgraded product with renovated unit average rents below competing new construction but above older communities Renovations began March 2021 Upgrades include: ▪ Clubhouse renovation including courtyard ▪ New pool house with enhanced grilling stations, putting green and fire pit ▪ Updated kitchens and bathrooms ▪ New vinyl plank flooring ▪ Washers and dryers in every unit As of September 2024, we have invested $7.3mm in the property including approximately $4.0mm through our value-add program and renovations are 86% complete 1

15 Value-Add Case Study: Rocky Creek – The Economics At Acquisition (7/11/2019) 9/30/2024 Change Revenue (TTM) $4.2mm $6.3mm +49% NOI (TTM) $2.6mm $4.1mm +58% NOI Margin 61.1% 64.7% +363 bps Average Effective Monthly Rent $1,256 $1,850 +47% Achieved outsized value creation ▪ Post renovation community is valued at $77.8mm(1), representing an increase of 62% from acquisition ▪ Incremental value creation of $22.4mm, after renovation investment. On an equivalent cap rate basis, incremental value creation represents a 47% increase from acquisition. ▪ Enhanced resident profile, resulting in a 47% average effective monthly rental rate increase as of September 2024 ▪ Generated unlevered ROI of 33% on total renovation costs Note: Dollars in millions except average monthly rental rate. (1) Assumes exit economic cap rate of 5.0% 1 4 4 ur hase ri e In ested Capital alue Created Total alue

16 Real Estate Under Development: Expected to Generate Strong NOI Total Projected Development Spend ~$103M Q1 2025 Construction Starts Q3 2021 Delivery period Q4 2023 Full Stabilization 90% Occupied Nov 2024 Flatirons Apartment Broomfield, CO Costs NOI In Place NOI – Q3 2024 $905k / In lease-up # of Units 325 At Stabilization ~$6.9m/yr Destination at Arista Broomfield, CO Total Projected Development Spend ~$120M Q1 2026 Construction Starts Projected delivery Q4 2024 Est. Stabilization In Place – Q3 2024 $0 / In Development Q4 2022 # of Units 296 At Stabilization ~$6.8m/yr Costs NOI Q2 2023 2

2 Joint Venture Communities: Selected Case Studies

We invest in communities that allow us to enter and grow in a target market at a superior cost per unit. We identify local developers with the expertise to complete the developments and only invest when the ground is fully approved and the community is ready for development.



Metropolis at Innsbrook
Richmond, VA

- Year Built: 2023
- Status: In lease up ~80% occupied
- Units: 402 units
- Today's rents are 5% higher than we originally expected for 2024



The Crockett
Nashville, TN

- Year Built: 2023
- Units: 199 units (1)
- During 3Q 2024, we amended the joint venture agreement associated with this property, which resulted in the Oct 2024 repayment of our investment along with a 20% annual preferred return.
- We retain a right of first refusal on any sale of The Crockett



The Mustang (2)
Dallas, TX

- Year Built: Delivery expected in 4Q 2024
- Status: Under Construction
- Units: 275 units
- Located in a master planned community with office and retail offerings, including many Fortune 500 company headquarters: AT&T, American Airlines, Tenet Healthcare, Texas Instruments

17
INDEPENDENCE REALTY TRUST

18 Portfolio Acquisitions & Dispositions ▪ Closed on sale of Tapestry Park in July 2024 ▪ 354-unit property in Birmingham, Alabama ▪ Identified as held for sale during Q1 2024 ▪ Gross sale price was $70.8 million ▪ Proceeds were used in a 1031 exchange 3 ▪ Closed on purchase of Gateway at Pinellas in August 2024 ▪ 288-unit community in Tampa, Florida ▪ Acquired as part of a 1031 exchange ▪ Total consideration: $82.0 million ▪ Key elements of capital recycling rationale: ▪ Reduced exposure to Birmingham market while increasing scale in the Tampa market ▪ Reduced secured debt and near-term maturities while increasing unencumbered asset pool ▪ Improved portfolio quality with a breakeven year-1 impact to CFFO per share and net debt to adjusted EBITDA Gateway at Pinellas Tampa, FL Gateway at Pinellas Tampa, FL ▪ Using proceeds from our forward equity offerings we closed on two properties, increasing our scale in core markets: ▪ Highland Ridge in Charlotte, NC closed November 1st. ▪ Serenza at Ocoee Village in Orlando, FL closed December 5th. ▪ Combined purchase price was $157.8 million with a year-1 economic cap rate of 5.7%.

4 Deleveraging: Where We Are and Where We Are Going

Progressing Towards Our Accelerated Target of Mid-5's by Year-End 2025 Through the Following Drivers:

- Organic NOI growth from stabilized portfolio consistent with long-term historical growth rates
- Higher NOI from ongoing value add renovations consistent with historical track record
- Incremental NOI from delivery of two Denver, CO development projects
- Completion of our Portfolio Optimization and Deleveraging Strategy to exit single-asset markets and pay down debt

Net Debt to Adjusted EBITDA



8.2x
7.7x
6.9x
6.7x
~6.0x
Mid-5's
Q4 2020
Q4 2021
Q4 2022
Q4 2023
Q4 2024e
Q4 2025e

19

INDEPENDENCE REALTY TRUST

20 $3 $16 $510 $22 $1,034 $676 2024 2025 2026 2027 2028 Thereafter Proforma Debt 67.4% 32.6% Maintain a Simple Capital Structure $7.0bn Common Equity Debt • Simple capital structure consisting of secured and unsecured debt • Maintain conservative financial and credit policies and expect to further deliver the balance sheet through organic NOI & EBITDA growth and excess cash flows. • Transitioning to a predominantly unsecured capital structure • 99.8% of debt is fixed rate (or hedged), further de-risking the balance sheet • Minimal near-term maturities with a focus on improving our leverage profile and achieving an investment grade rating • Assigned a Long-Term Issuer Default Rating of 'BBB' with a stable outlook from Fitch Ratings and S&P Global Ratings Total Capitalization (1) Balance Sheet Highlights Proforma Debt Maturity Schedule (2) All notations throughout this presentation appear as “End Notes” on pages 49-50. % of total 0% 1% 23% 1% 46% 30% 4 ~24% of IRT’s debt matures through end-2027 ($ in millions)

21 Continuing Our Efforts in Technology Business Intelligence For Property Managers Value Add ERP Platform Incident Reporting App Month-End Close Automation Property Phone System Standardization & Consolidation Our Goals Offer a Superior Prospect & Resident Experience Automate Processes to Lower Operating Expenses Improve Sustainability & Social Responsibility Create Empowered, Efficient, Engaged On-Site Teams Current Priorities Leverage Data for Learning & Prediction AI & Self-Service Tools for Applicants, Residents & Collections Technology Enablement for Centralization of Property Operations Property Support Task Routing & Automation Platform Machine Learning, Artificial Intelligence, & Predictive Analytics Data Platform: Development & Integration Next-Gen Automated Income Screening Data Platform: Design & Engineering Unit Amenity Audit App AI Invoice & PO Processing Next-Gen Automated Identity Verification Leasing & Property Management Centralization Pilot Punch-Out Catalog Purchasing ML Models: Debt Prediction, Intent Analysis, & Fraud Detection Significant Accomplishments Last 12 Months 5

22 77% Class B community profile is highly defensive during times of economic stress Established a Differentiated Portfolio in Attractive Markets Benefit from favorable resident demographics Focused on the high growth Sunbelt & Midwest regions Possess a unique hedge against new supply Well-positioned in markets that support rental demand Legacy at Jones Farm Huntsville, AL Cyan Craig Ranch McKineey, TX 1 2 3 4 5

Defensive Middle Market Communities, Positioned to Perform Even in Tough Economic Times

1


A
B
C

A
- Higher income residents move down in a recession
- Renters move down to Class B as rent increases outstrip income growth

B
- Capture households moving down in a recession
- Capture seniors who sell homes to fund retirement
- Capture individuals/families moving up with career progression

C
- Lower income residents move up as income grows

Class B Positioning:

- Most opportunity to consistently increase rents
- Less exposure to homeownership
- Less likely to be impacted from new construction

Sample Resident Demographic:

- Value driven
- Middle income category
- Renters by necessity

Residents Require Accommodations That Are:

- Affordable
- Well maintained, spacious, comfortable, clean and modern
- Equipped with state-of-the-art amenities
- Conveniently located

Multifamily exposure is a natural inflation hedge due to our ability to reset rents annually.
Our portfolio of 77% Class B communities is highly defensive during recessionary periods.

23

INDEPENDENCE REALTY TRUST

24 IRT’s Resident Demographic Trends Are Favorable Recent residents in IRT’s top 10 markets are in their mid-30s and make an average annual income of ~$84,000, resulting in a ~22% rent to income(1) Market Resident Average Age(1) 1 Atlanta, GA 36 2 Dallas, TX 36 3 Denver, CO 33 4 Columbus, OH 37 5 Raleigh-Durham, NC 37 6 Indianapolis, IN 38 7 Oklahoma City, OK 34 8 Tampa-St. Petersburg, FL 35 9 Nashville, TN 36 10 Houston, TX 39 PORTFOLIO AVERAGE 37 Market Rent/ Income(1) 1 Atlanta, GA 21.2% 2 Dallas, TX 22.0% 3 Denver, CO 28.1% 4 Columbus, OH 21.3% 5 Raleigh-Durham, NC 21.8% 6 Indianapolis, IN 20.9% 7 Oklahoma City, OK 18.1% 8 Tampa-St. Petersburg, FL 24.9% 9 Nashville, TN 21.7% 10 Houston, TX 19.6% PORTFOLIO AVERAGE 22.0% Top 10 IRT Markets by NOI 130 Communities 37,828Units $6.2B In gross assets TBU Desktop GA TX CO OK IN OH FL TN NC Market Average Income 1 2 3 4 5 1 Atlanta, GA $85,539 2 Dallas, TX $94,529 3 Denver, CO $71,693 4 Columbus, OH $84,810 5 Indianapolis, IN $81,571 6 Raleigh-Durham, NC $83,487 7 Oklahoma City, OK $83,478 8 Tampa-St. Petersburg, FL $85,177 9 Nashville, TN $84,470 10 Houston, TX $87,066 PORTFOLIO AVERAGE $84,182 Top 5 Employment Sectors(1) Services/Retail Professional Healthcare Technology Sales Engineering Self Employed Construction Student/Education Hospitality Key 2

25 TOP 10 MARKETS Our Portfolio is Focused On the High Growth Sunbelt & Midwest Regions PORTFOLIO SUMMARY IRT owns 110 communities and has 2 communities under development across resilient, high growth markets Geographic Distribution Operating Communities • Strong presence in high growth metros including Atlanta, Charlotte, Tampa, Dallas, Denver and Nashville; exited markets with slower growth and higher costs • Sunbelt and Midwest regions have exhibited strong fundamentals with favorable population migration trends due to a lower cost of living, better tax policy and growing economic opportunity Average community age (2) 22 years 130 Communities 37,828Units $6.2B In gross assets TBU Desktop FL GAALTX CO OK IN OH KY TN SC NC Sunbelt Exposure Communities | 78 Units | 24,155 % of NOI | 74% (1) Market Units % Unit % NOI Atlanta 5,180 16% 18% Dallas 4,007 12% 14% Nashville 2,147 7% 5% Denver 1,397 4% 4% 1,979 Raleigh-Durham 6% 5%Indianapolis 1,690 8% 8%Columbus 2,510 5% 5% Houston 1,308 4% 5% Tampa 1,740 5% 5% Total 23,466 72% 72% Note: Sunbelt markets defined as AL, FL, GA, NC, OK, SC, TN and TX. Oklahoma City 1,508 4%5% (1) 3 Over the next three years, job growth in IRT’s Sunbelt markets is expected to outperform the gateway cities by 1.6x annually (2)

26 $0 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 $2,250 $2,500 $2,750 Atlanta Dallas - Fort Worth Columbus Denver Raleigh - Durham Oklahoma City Indianapolis Tampa Nashville Memphis Total/WAV IRT New Construction 3.3% 3.0% 4.8% 5.3% 1.8% 1.6% 2021 2022 2023 2024E 2025E 2026E New Deliveries as a % of Existing Inventory The Impact of New Supply on IRT Will Not Be Significant Estimated new apartment deliveries from 2024 through 2026 in IRT's markets, as a percentage of existing apartment inventory, are expected to decline over this 3-year period IRT's Class B communities do not directly compete with new Class A development On average, IRT’s rent vs. new construction suburban rent was lower by ~$665 per month or 42%(2) 4 ~ ~ ~ (1) 42% lower rents

27 $- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 Atlanta - GA Columbus - OH Dallas-Fort Worth - TX Denver - CO Indianapolis - IN Memphis - TN Nashville - TN Oklahoma City - OK Raleigh - Durham - NC Tampa - FL IRT Top 10 Markets WAV M o n th ly C o s t IRT In-Place Monthly Rent Homeownership Cost Rent vs. Buy Differential Will Support Rental Demand in 2024 • Median home price is approximately $467,000(1) across IRT’s top 10 markets(2) weighted by NOI at the zip code level • With interest rates expected to remain higher for longer, mortgage rates will remain high and support rental demand • Monthly Cost Premium to buy and own a home today ranges from 55% - 231% higher than IRT’s top 10 markets’ rents • Monthly Ownership Costs(3) assume a 20% down payment and monthly estimates for insurance and real estate taxes Home Ownership Monthly Cost(3) vs IRT In-Place Rents 5 On Average, Ownership Costs are 55% - 231% higher than IRT’s Rent 100% more to own a home

28 Compelling Investment Opportunity With a Path to Long-Term Growth Leading Multifamily REIT, Well-Positioned in Class B Communities, Focused on the High-Growth U.S. Sunbelt Region Cyan Mallard Creek Charleston, NC Cyan Craig Ranch McKinney, TX Destination at Arista Broomfield, CO Investing in Technology to Create Operational Efficiencies and Focusing on Our ESG Initiatives in Support of Our People & Communities Strong Long-Term Growth Profile Supported by a Value Add Pipeline, New Development Initiatives and Joint Ventures Continuing to Improve Leverage Through Organic Growth and Reinvestment of Excess Cash Flow IRT Has Built a Company that is Well-Positioned at All Points of Market Cycles and Able to Capture Future Growth Opportunities

Appendix & Definitions VV&M Dallas, TX

30 Focusing on Our ESG Initiatives Find out more on the Sustainability page of IRT’s Investor Relations website at http://investors.irtliving.com. Enhancing Residential Living We are dedicated to pursuing excellence, providing our residents with an exceptional living experience and delivering superior customer service – all in an effort to make our residents feel “at home.” Supporting Our Associates We believe that fostering a workplace built on our core values of excellence, opportunity, integrity and service is vital to our associates and our long-term success. Reducing Our Environmental Impact We are committed to sustainable practices within our offices and throughout our communities. We see to lessen our environmental impact and strengthen our resilience to climate risks. Promoting Good Governance We seek at all times to conduct our business in accordance with the highest standards of ethical conduct and regulatory compliance. We believe that operating multifamily real estate can be conducted with a conscious regard for the environment and wider society

31 Assets Demonstrate Attractive Apartment Industry Dynamics Low Homeownership More Insulated from New Supply ◼ The national Class B vacancy rate remains resilient to supply and demand shocks with 2024 projected spreads in vacancy rates between Class A & B. Class B vacancy is projected to be 7.2% and Class A 11.2% ◼ Completions wave of 2023 and 2024 is expected to subside quickly with completions dropping significantly in 2025 and 2026 as developers have struggled to capitalize new projects during the last two years. Homeownership Data Source: U.S Census Bureau as of Q3 2024. New Completions (Supply) Data Source: CoStar Q3 2024 data release ◼ Growth in households increases the pool of renters, even more so during periods of reduced homeownership o The homeownership rate was 65.6% in Q3 2024 down from an uptick in Q2 2020 to 67.9% and the 69.2% in Q4 2004 (the peak) ◼ Homeownership affordability remains challenging for many households, especially first-time buyers. Lack of for-sale housing inventory, elevated mortgage rates and rising insurance costs continue to make homeownership unattainable or unattractive to many households. The Favorable Fundamentals of Our Markets Drive Demand for Our Assets 60.0% 61.0% 62.0% 63.0% 64.0% 65.0% 66.0% 67.0% 68.0% 69.0% 70.0% 0 250 500 750 1,000 1,250 1,500 1,750 2,000 2,250 1 9 81 1 9 83 1 9 85 1 9 87 1 9 89 1 9 91 1 9 93 1 9 95 1 9 97 1 9 99 2 0 01 2 0 03 2 0 05 2 0 07 2 0 09 2 0 11 2 0 13 2 0 15 2 0 17 2 0 19 2 0 21 2 0 23 H o m e o w n e rs h ip R at e U n it s C o m p le te d Single Family Multifamily Homeownership Rate 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 450,000 500,000 550,000 600,000 650,000 700,000 2 0 10 2 0 11 2 0 12 2 0 13 2 0 14 2 0 15 2 0 16 2 0 17 2 0 18 2 0 19 2 0 20 2 0 21 2 0 22 2 0 23 2 0 24 2 0 25 2 0 26 V ac an cy R at e ( % ) C o m p le ti o n s (U n it s) Completions Projected Completions Class A Vacancy Class BC Vacancy

IRT Value Add Summary

Project Life to Date as of September 30, 2024

							Renovation Costs per Unit (2)				
Market	Total Properties	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (1)	% Rent Increase	Interior	Exterior	Total	ROI - Interior Costs (3)	ROI - Total Costs (3)
Ongoing											
Atlanta, GA	5	2,344	1,108	1,105	259	18.9%	18,539	2,283	20,822	16.8%	14.9%
Dallas, TX	5	1,462	780	804	278	19.3%	19,213	2,226	21,439	17.4%	15.6%
Columbus, OH	4	1,098	558	557	274	22.1%	14,803	1,431	16,234	22.2%	20.3%
Oklahoma City, OK	4	1,087	609	602	152	16.9%	17,173	2,213	19,386	10.6%	9.4%
Lexington, KY	1	436	31	26	250	18.5%	18,121	2,038	20,159	16.6%	14.9%
Nashville, TN	1	418	281	288	166	12.1%	16,869	1,321	18,190	11.8%	11.0%
Memphis, TN	1	362	301	300	376	34.3%	15,853	807	16,642	28.5%	27.1%
Tampa-St. Petersburg, FL	1	348	230	232	323	22.0%	17,224	1,875	19,099	22.5%	20.3%
Raleigh-Durham, NC	1	318	251	248	215	17.0%	16,162	1,046	17,208	16.0%	15.0%
Austin, TX	1	256	194	194	257	17.8%	18,377	1,486	19,863	16.8%	15.5%
Denver, CO	1	252	21	17	180	16.6%	12,181	4,048	16,229	17.7%	13.3%
Indianapolis, IN	1	236	195	196	266	24.4%	15,673	1,484	17,157	20.3%	18.6%
Total/Weighted Average	**26**	**8,617**	**4,559**	**4,569**	**$253**	**19.9%**	**$17,374**	**$1,979**	**$19,353**	**17.5%**	**15.7%**
Completed (4)											
Atlanta, GA	3	978	903	897	215	20.8%	9,013	1,139	10,152	28.6%	25.4%
Tampa-St. Petersburg, FL	3	888	844	842	279	21.8%	14,107	1,327	15,434	23.8%	21.7%
Columbus, OH	3	763	712	707	206	22.5%	10,316	666	10,982	23.9%	22.5%
Louisville, KY	2	728	728	784	215	24.1%	15,561	2,173	17,734	16.6%	14.6%
Memphis, TN	2	691	688	681	183	18.0%	12,036	974	13,010	18.2%	16.9%
Raleigh-Durham, NC	1	328	325	323	195	19.0%	14,648	2,108	16,756	15.9%	13.9%
Wilmington, NC	1	2888	288	287	77	7.6%	8,120	56	8,176	11.4%	11.3%
Total/Weighted Average	**15**	**4,664**	**4,888**	**4,521**	**$210**	**20.5%**	**$12,054**	**$1,236**	**$13,290**	**21.0%**	**19.0%**
Grand Total/Weighted Average	**41**	**13,281**	**9,047**	**9,090**	**$232**	**20.2%**	**$14,752**	**$1,725**	**$16,477**	**18.9%**	**16.9%**

All notations throughout this presentation appear as "End Notes" on pages 49-50.

32

INDEPENDENCE REALTY TRUST

33 IRT Resident Demographics at a Glance(1) All notations throughout this presentation appear as “End Notes” on pages 49-50. 48% 52% Gender Breakdown 80% 20% Marital Status Average Resident Age: 37 Residents make up a diverse job pool Top Industries of Residents: 1. Services 2. Medical Services 3. Professional 4. Technology 5. Sales Male Female Single Married Residents moving to our communities: 23% are from out-of-state 29% of those from out-of-state are from either the West Coast, IL or the Northeast Young, growing resident population benefiting from amenity-rich communities without overextending on rent Average Rent to Income of Our Newest Residents(2) 22%

34 Community Map Job Growth Population Growth Supply Growth 2 2025 Job Growth US Average 0.96% Gateway Markets 0.91% 2025 Population Growth US Average 0.56% Gateway Markets 0.76% Differentiators Our Markets | Atlanta(1) Footnotes: (1) Source: CoStar (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q3 Financials Atlanta represents 15.1% of IRT’s NOI (3) Pointe at Canyon Ridge Sandy Springs, GA Waterstone at Big Creek Alpharetta, GA Communities located within 5 min. of major highways Communities located in top school districts Benefiting from suburban sprawl, well-positioned in MSA with growing ancillary job markets Major company presence in Atlanta include: 1.47% 1.36% 1.10% 2023 2024 2025 1.13% 1.32% 1.21% 2023 2024 2025 5.42% 1.00% 1.80% 2024 2025 2026

35 Community Map Job Growth Population Growth Supply Growth 2 2025 Job Growth US Average 0.96% Gateway Markets 0.91% 2025 Population Growth US Average 0.56% Gateway Markets 0.76% Differentiators 9th largest city in the U.S. by population 4 Dallas is expected to grow faster than the nation in 2024, fueled by expansions in the financial activities and business services employment sectors5 Dallas has population growth three times that of the national average5 Major employers include: Our Markets | Dallas(1) Footnotes: (1) Source: CoStar (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q3 Financials (4) 2023 Census Data (5) Fannie Mae Multifamily Metro Outlook 2024 Q1 Dallas represents 14.2% of IRT’s NOI (3) Avenues at Craig Ranch Dallas, TX Vue at Knoll Trail Dallas, TX 2.54% 1.44% 1.41% 2023 2024 2025 1.79% 1.30% 1.30% 2023 2024 2025 4.01% 2.39% 0.97% 2024 2025 2026

36 Community Map Job Growth Population Growth Supply Growth 2 2025 Job Growth US Average 0.96% Gateway Markets 0.91% 2025 Population Growth US Average 0.56% Gateway Markets 0.76% Differentiators Population growth in the 20-34 year old cohort has outpaced the national average by 3.5x from 2017- 20224 Median Household Income in the market is about $24k or 30% higher than the national index5 Major employers include: Our Markets | Denver(1) Footnotes: (1) Source: CoStar (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q3 Financials (4) Fannie Mae Multifamily Metro Outlook 2024 Q1 (5) Source: Costar Denver represents 5.4% of IRT’s NOI (3) Destination at Arista Broomfield, CO Bristol Village Aurora, CO 1.40% 0.78% 1.23% 2023 2024 2025 0.77% 1.00% 0.92% 2023 2024 2025 7.38% 2.12% 2.42% 2024 2025 2026

37 Community Map Job Growth Population Growth Supply Growth 2 2025 Job Growth US Average 0.96% Gateway Markets 0.91% 2025 Population Growth US Average 0.56% Gateway Markets 0.76% Differentiators 14th largest city in the U.S. by population4 Strong accessibility to major highways such as I-270 and I-70 Intel and Amazon partnering on a new $27 billion chip factory in New Albany Class B communities insulated from new Class A construction Major employers, and companies with headquarter-presence include: Our Markets | Columbus (1) Footnotes: (1) Source: CoStar (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q3 Financials (4) 2020 Census Data Columbus represents 7.1% of IRT’s NOI (3) Bennington Pond Apartments Groveport, OH Schirm Farms Canal Winchester, OH 1.98% 0.79% 0.87% 2023 2024 2025 0.94% 1.22% 1.12% 2023 2024 2025 0.74% 1.68% 0.97% 2024 2025 2026

38 Community Map Job Growth Population Growth Supply Growth 2 2025 Job Growth US Average 0.96% Gateway Markets 0.91% 2025 Population Growth US Average 0.56% Gateway Markets 0.76% Differentiators Located within 5 min. of major highways Benefiting from the proximity to growing industrial footprint Each community is in a top school district in the market Burgeoning tourism hub Major employers include: Our Markets | Louisville(1) Footnotes: (1) Source: CoStar (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q3 Financials Louisville represents 5.8% of IRT’s NOI (3) Prospect Park Apartment Homes Louisville, KY Oxmoor Apartments Louisville, KY 1.47% 0.99% 0.83% 2023 2024 2025 0.41% 0.63% 0.49% 2023 2024 2025 1.07% 0.00% 0.04% 2024 2025 2026

39 Community Map Job Growth Population Growth Supply Growth 2 2025 Job Growth US Average 0.96% Gateway Markets 0.91% 2025 Population Growth US Average 0.56% Gateway Markets 0.76% Differentiators 15th largest city in the U.S. by population Communities located in top school districts Experienced outsized job growth in health care and retail trade industries Major employers include: Our Markets | Indianapolis(1) Indianapolis represents 5.7% of IRT’s NOI (3) Bayview Club Apartments Indianapolis, IN Reveal on Cumberland Indianapolis, IN Footnotes: (1) Source: CoStar (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q3 Financials 2.90% 1.83% 0.99% 2023 2024 2025 0.88% 0.86% 0.72% 2023 2024 2025 2.77% 0.00% 0.14% 2024 2025 2026

40 Community Map Job Growth Population Growth Supply Growth 2 2025 Job Growth US Average 0.96% Gateway Markets 0.91% 2025 Population Growth US Average 0.56% Gateway Markets 0.76% Differentiators Communities located within 5 min. of major throughways Easy access to local retail centers Concentration around Research Triangle Park Many companies have a strong presence in the area, including: Our Markets | Raleigh–Durham(1) Footnotes: (1) Source: CoStar (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q3 Financials Raleigh-Durham represents 5.2% of IRT’s NOI (3) Creekstone at RTP Durham, NC Waterstone at Brier Creek Raleigh, NC 5.66% 5.38% 2.44% 2023 2024 2025 3.35% 2.98% 2.75% 2023 2024 2025 6.31% 3.13% 1.12% 2024 2025 2026

41 Community Map Job Growth Population Growth Supply Growth 2 2025 Job Growth US Average 0.96% Gateway Markets 0.91% 2025 Population Growth US Average 0.56% Gateway Markets 0.76% Differentiators The 20-34 year old cohort comprises 22.2% of the population, outpacing the national figures at 20.6%4 Actively executing the redevelopment of its downtown area4 Located within 5 min. of major highways and retail Major employers include: Our Markets | Oklahoma City(1) Footnotes: (1) Source: CoStar (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q3 Financials (4) Fannie Mae Multifamily Metro Outlook 2024 Q1 Oklahoma City represents 5.6% of IRT’s NOI (3) Windrush Oklahoma City, OK Augusta Oklahoma City, OK 3.02% 1.97% 0.89% 2023 2024 2025 1.13% 0.79% 0.89% 2023 2024 2025 3.91% 1.70% 0.82% 2024 2025 2026

42 Community Map Job Growth Population Growth Supply Growth 2 2025 Job Growth US Average 0.96% Gateway Markets 0.91% 2025 Population Growth US Average 0.56% Gateway Markets 0.76% Differentiators Job growth is expected to be 2.7% annually through 2025, compared to 1.7% nationally4 Houston sits at #2 for the Top ten MSAs by population growth (2010-2019)5 Major employers include: Our Markets | Houston(1) Footnotes: (1) Source: CoStar (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q3 Financials (4) Fannie Mae Multifamily Metro Outlook 2021 Q3 (5) Freddie Mac Report as of January 2021 Houston represents 3.4% of IRT’s NOI (3) Carrington Park at Huffmeister Houston, TX Carrington Place Houston, TX 3.47% 1.62% 1.05% 2023 2024 2025 1.82% 1.54% 1.50% 2023 2024 2025 6.94% 0.49% 2.08% 2024 2025 2026

43 Community Map Job Growth Population Growth Supply Growth 2 2025 Job Growth US Average 0.96% Gateway Markets 0.91% 2025 Population Growth US Average 0.56% Gateway Markets 0.76% Differentiators Our Markets | Tampa(1) Footnotes: (1) Source: CoStar (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q3 Financials (4) Fannie Mae Multifamily Metro Outlook 2023 Q4 (5) Source: Costar Tampa represents 5.5% of IRT’s NOI (3) Gateway at Pinellas Tampa, FL Vantage on Hillsborough Tampa, FL Logistics has emerged as a strong secondary growth driver, with payrolls growing at nearly twice the national rate since early 2020. This creates diversification in the economy which primarily relied on the financial sector for growth.4 The population is projected to increase by 9.6% over the next 5 years, outpacing the national index of 2.8%5 Major employers include: 3.07% 1.30% 1.08% 2023 2024 2025 1.45% 0.99% 0.92% 2023 2024 2025 4.06% 1.16% 1.74% 2024 2025 2026

44 Community Map Job Growth Population Growth Supply Growth 2 2025 Job Growth US Average 0.96% Gateway Markets 0.91% 2025 Population Growth US Average 0.56% Gateway Markets 0.76% Differentiators Metro area job growth expected to outpace the national rate through 20254 Oracle plans to expand in the market. Adding 8,500 jobs and will invest $1.2 billion in the new project Major employers include: Our Markets | Nashville(1) Footnotes: (1) Source: CoStar (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q3 Financials (4) Fannie Mae Multifamily Metro Outlook 2021 Q3 Nashville represents 5.2% of IRT’s NOI (3) Landings of Brentwood Brentwood, TN Stoneridge Farms Smyrna, TN 1.91% 1.30% 1.11% 2023 2024 2025 1.45% 1.28% 1.19% 2023 2024 2025 3.49% 2.43% 0.76% 2024 2025 2026

45 Community Map Job Growth Population Growth Supply Growth 2 2025 Job Growth US Average 0.96% Gateway Markets 0.91% 2025 Population Growth US Average 0.56% Gateway Markets 0.76% Differentiators Memphis has all the amenities of a large city with a cost of living more than 20% below the national average4 Tennessee is one of the lowest-taxed states per capita in the nation4 Major employers include: Our Markets | Memphis(1) Footnotes: (1) Source: CoStar (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q3 Financials (4) Greater Memphis Chamber of Commerce Memphis represents 4.2% of IRT’s NOI (3) Walnut Hill Memphis, TN Stonebridge Crossing Memphis, TN -1.18% 0.37% 0.59% 2023 2024 2025 -0.11% 0.25% 0.27% 2023 2024 2025 1.58% 0.85% 2.57% 2024 2025 2026

46 Community Map Job Growth Population Growth Supply Growth 2 2025 Job Growth US Average 0.96% Gateway Markets 0.91% 2025 Population Growth US Average 0.56% Gateway Markets 0.76% Differentiators Metro area ranked 1st in 2020 projected rent growth of the top 100 metros by population1 Major employers include: Our Markets | Huntsville(1) Footnotes: (1) Source: CoStar (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q3 Financials Huntsville represents 2.7% of IRT’s NOI (3) Bridgepoint Huntsville, AL Legacy at Jones Farm Huntsville, AL 3.72% 1.61% 1.12% 2023 2024 2025 2.17% 1.16% 1.14% 2023 2024 2025 13.95% 2.90% 0.93% 2024 2025 2026

47 Community Map Job Growth Population Growth Supply Growth 2 2025 Job Growth US Average 0.96% Gateway Markets 0.91% 2025 Population Growth US Average 0.56% Gateway Markets 0.76% Differentiators 16th largest city in the U.S. by population4 Long-term demand fundamentals are favorable with outsized population growth projected in the key age group of 20-34 5 Vanguard set to open a new 2,400+ employee office in University Research Park in 2025. Job growth driven by an economic shift away from a manufacturing economy toward a service economy Major employers include: Our Markets | Charlotte(1) Footnotes: (1) Source: CoStar (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q3 Financials (4) 2020 Census Data (5) Fannie Mae Multifamily Metro Outlook 2021 Q3 Charlotte represents 2.7% of IRT’s NOI (3) Fountains Southend Charlotte, NC Vesta City Park Charlotte, NC 2.48% 1.83% 1.27% 2023 2024 2025 1.81% 1.55% 1.44% 2023 2024 2025 13.85% 5.98% 5.79% 2024 2025 2026

48 Community Map Job Growth Population Growth Supply Growth 2 2025 Job Growth US Average 0.96% Gateway Markets 0.91% 2025 Population Growth US Average 0.56% Gateway Markets 0.76% Differentiators Established tourism hub Centrally located in FL, easily accessible to drive to and from close markets Job growth is expected to be at 1.2% annually through 2028, compared to 0.7% nationally4 Major employers include: Our Markets | Orlando(1) Footnotes: (1) Source: CoStar (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q3 Financials (4) Fannie Mae Multifamily Metro Outlook 2024 Q1 Orlando represents 1.0% of IRT’s NOI (3) Millenia 700 Orlando, FL 2.88% 1.81% 1.54% 2023 2024 2025 1.93% 1.66% 1.42% 2023 2024 2025 1.51% 4.34% 1.26% 2024 2025 2026

49 Slide 2 (1) Portfolio Summary data is as of September 30, 2024 or for the quarter-ended September 30, 2024, as applicable. (2) Highlights are for the IRT same store portfolio for the three months ended September 30, 2024 vs. the three months ended September 30, 2023. NOI is a non-GAAP financial measure. See slides 49-51 for definitions and reconciliations. (3) Return on investment or ROI throughout this presentation is calculated as rent premium per unit per month, multiplied by 12 months, dividend by interior renovation costs or total renovation costs, as applicable. Rent premium reflects the per unit per month difference between the rental rate on the renovated unit excluding the impact of upfront concessions, if any, and the market rent for an unrenovated unit. Project results are through September 30, 2024. (4) This guidance, including the underlying assumptions, constitutes forward-looking information. Actual full year 2024 CFFO could vary significantly from the projections presented. See “Forward- Looking Statement” at the end of this presentation. Slide 3 (1) Q4 QTD 2024 reflect the period from October 1, 2024 through November 30, 2024. (2) Like-term leases are leases for units that had both a prior lease and current lease that are for a term of 9-14 months. (3) In connection with identifying this asset as held for sale, we expect to record an impairment charge of approximately $21 million during Q4 2024. Slide 4 (1) Same-store portfolio includes 108 properties, which represent 32,153 units. Q4 QTD 2024 reflect the period from October 1, 2024 through November 30, 2024. (2) Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had both a prior lease and current lease that are for a 9–13- month term for Q4 23, Q1 24, and Q2 24 and for a 9-14-month term for Q3 24 and Q4 QTD 24. (3) As of November 30, 2024, same-store portfolio occupancy was 95.6%, same-store portfolio excluding ongoing value add occupancy was 95.8% and value add occupancy was 95.0%. 4Q 2024 QTD average occupancy is through November 30, 2024. Slide 7 (1) A wholly-owned subsidiary of RAIT Financial Trust (NYSE: RAS) acted as IRT’s external advisor until IRT internalized the advisor in December 2016. (2) Number of operating units reflects all consolidated properties, at 100%, excluding properties under development. (3) Excludes two properties (621 units) under development. Slide 9 (1) IPO date of August 13, 2013. Slide 11 (1) Calculated as incremental NOI, divided by a 5.5% cap rate, net of capital investment. Incremental NOI of $25.2 million equates to total units completed to date of 9,047 multiplied by $232 rent premium annualized. Total costs-to-date of $149 million equates to total units completed to date multiplied cost per unit of $16,477. (2) Value add pipeline data is as of September 30, 2024. These projections constitute forward-looking information. See “Forward-Looking Statement” at the end of this presentation. (3) Illustrative estimated cost / unit ranging from $18,000 to $19,000. (4) Illustrative 16.9% annual ROI based on IRT’s historical returns. (5) Calculated as incremental NOI, divided by 5.5% cap rate net of capital invested. Slide 17 (1) Excludes 209 units from Views of Music City phase II. (2) Image represents a rendering of the community. Slide 20 (1) Market data as of September 30, 2024. (2) Proforma Debt Maturity represents September 30, 2024 debt maturity adjusted for $150 million private placement ($75 million maturing in October 2031 and $75 million maturing in October 2034) being used to pay off property mortgages maturing in 2024 and 2025 and a portion of the revolver. End Notes

50 End Notes (continued) Slide 24 (1) All resident demographic data is self-reported by residents. Average age, average income, and rent-to-income ratio are for residents that have moved in during the three months ending September 30, 2024. Employment sector data is for all residents as of September 30, 2024. Slide 25 (1) Portfolio Summary as of September 30, 2024, NOI for 3Q 2024 and total communities as of September 30, 2024. (2) Includes communities located in Denver, Fort Collins, Colorado Springs and Loveland, CO. Slide 26 (1) New deliveries as a % of existing inventory are from CoStar Q3 2024 data release and are specific to IRT’s submarkets. (2) IRT’s average asking rent vs. new construction suburban rent for two-bedroom apartments; reflects Yardi Matrix data. Slide 27 (1) Median home prices from Redfin for the month of September 2024 for actual sale prices for All Home types (Single family, Townhomes and Condos). (2) Top 10 IRT Markets weighted based on NOI Exposure for IRT Budget-Actuals. (3) Homeownership Monthly Costs are calculated using Median Home Values by market are based on the zip code in which IRT’s communities are located within, PMI comes from Bank of America mortgage Calculator as of November 11, 2024. Insurance premiums and real estate taxes from Bankrate as of November 11, 2024. Slide 32 (1) The rent premium reflects the per unit per month difference between the rental rate on the renovated unit excluding the impact of upfront concessions, if any, and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures. The weighted average Rent Premium including the impact of concessions was $223. (2) Renovation costs per unit includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects. (3) ROI is calculated using the Rent Premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit or the total renovation costs, as applicable. ROI-Interior costs using rent premium including the impact of concessions was 18.1%. ROI-Total costs using rent premium including the impact of concessions was 16.2%. (4) We consider value add projects completed when over 85% of the property’s units to be renovated have been completed. We continue to renovate remaining unrenovated units as leases expire until we complete 100% of the property’s units. Slide 33 (1) All resident demographic data is self-reported by residents. Data as of September 30, 2024. (2) Data as of the last 90 days ending September 30, 2024.

51 Definitions and Non-GAAP Financial Measure Reconciliations This presentation may contain non-U.S. generally accepted accounting principals (“GAAP”) financial measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this document and/or IRT’s reports filed or furnished with the SEC available at IRT’s website www.IRTLIVING.com under Investor Relations. IRT’s other SEC filings are also available through this website. Average Effective Monthly Rent per Unit Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. IRT believes average effective rent per unit is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month. Same-Store Average Occupancy Same-store average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period. EBITDA and Adjusted EBITDA EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, casualty losses, and abandoned deal costs. EBITDA and Adjusted EBITDA are each non-GAAP measures. IRT considers each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or nonoperating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs. Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”) We believe that FFO and Core FFO (“CFFO”), each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs. CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty (gains) losses, abandoned deal costs, loan premium accretion and discount amortization, debt extinguishment costs, and merger and integration costs from the determination of FFO. Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.

52 Net Operating Income We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful supplemental measure of its operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, casualty related costs and gains, property management expenses, and general and administrative expenses, interest expenses, and net gains on sale of assets. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income insofar as the measure reflects only operating income and expense at the property level. We use NOI to evaluate performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses, financing expenses, and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance. Same Store Properties and Same Store Portfolio We review our same store portfolio at the beginning of each calendar year. Properties are added into the same store portfolio if they were owned at the beginning of the previous year. Properties that are held-for-sale or have been sold are excluded from the same store portfolio. We may also refer to the Same Store Portfolio as the IRT Same Store Portfolio. Total Gross Assets Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands). Interest Coverage is a ratio computed by dividing Adjusted EBITDA by interest expense Net Debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (Dollars in thousands). We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis. Definitions and Non-GAAP Financial Measure Reconciliations

53 Definitions and Non-GAAP Financial Measure Reconciliations September 30, 2024 June 30, 2024 March 31, 2024 December 31, 2023 September 30, 2023 Reconciliation of same-store net operating income to net income (loss) Same-store net operating income 97,073$ 94,928$ 94,371$ 97,164$ 94,952$ Non same-store net operating income 2,249 2,293 5,989 9,863 10,123 Pre-Merger STAR Portfolio NOI - - - - - Other revenue 275 298 203 316 232 Other income (expense), net (703) (850) (830) (1,409) (1,547) Property management expenses (7,379) (7,666) (7,499) (6,660) (7,232) General and administrative expenses (4,765) (6,244) (8,381) (5,043) (3,660) Depreciation and amortization expense (55,261) (54,127) (53,721) (55,902) (55,546) Casualty gains (losses), net (1,249) (465) (2,301) (59) (35) Interest expense (18,308) (17,460) (20,603) (23,537) (22,033) Gain on sale (loss on impairment) of real estate assets, net 688 (152) 10,530 (56,263) (11,268) Gain (loss) on extinguishment of debt — — 203 (124) — Restructuring costs — — — — — Merger and integration costs — — — — — Net income (loss) $ 12,620 $ 10,555 $ 17,961 $ (41,654) $ 3,986 (a) Same store portfolio includes 108 properties, which represents 32,153 units. For the Three-Months Ended (a) Independence Realty Trust Inc. Reconciliation of Same-Store Net Operating Income to Net Income (loss) (Dollars in thousands)

54 Forward-Looking Statement This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance, and the assumptions underlying such guidance, anticipated enhancements to our financial results and future growth from our Portfolio Optimization and Deleveraging Strategy, our planned use of proceeds from our recent sales of common stock on a forward basis, our unsecured notes in a private placement, and our expectations with respect to the three properties which we are under contract to acquire. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements. Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, failure to realize cost savings, efficiencies and other benefits that we expect to result from our Portfolio Optimization and Deleveraging Strategy, and our planned use of proceeds from our recent sales of common stock on a forward basis and our unsecured notes in a private placement, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve rent increases and occupancy levels on account of the value add initiatives, unexpected impairments or impairments in excess of our estimates, increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price flu tuations lease refer to the do uments filed by us with the SEC, in luding spe ifi ally the “Risk Fa tors” se tions of our Annual Report on Form 10-K for the year ended December 31, 2023, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.